Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 8, 2016, among Lions Gate Entertainment Corp., a corporation organized under the laws of the Province of British Columbia, Canada (the “Successor Issuer”), LG FinanceCo Corp., a corporation organized under the laws of the Province of British Columbia, Canada (the “Issuer”), the Guarantors party hereto and Deutsche Bank Trust Company Americas, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer and the Trustee have heretofore executed an indenture, dated as of October 27, 2016 (as amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Issuer’s 5.875% Senior Notes due 2024 (the “Notes”), initially in the aggregate principal amount of $520,000,000;

WHEREAS, the Successor Issuer and the Issuer have resolved that the Issuer shall wind-up and dissolve pursuant to Section 314 of the Business Corporations Act (British Columbia) and, in connection with such dissolution, the Issuer shall transfer and assign all of its assets and liabilities to the Successor Issuer;

WHEREAS, Section 5.02 of the Indenture provides that under certain circumstances the Successor Issuer may assume all obligations of the Issuer under the Indenture and the Notes pursuant to a supplemental indenture to the Indenture, at which time the Issuer will be automatically released from any obligations as Issuer under the Indenture and the Notes; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Successor Issuer, the Issuer and the Guarantors party hereto are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Successor Issuer, the Issuer, the Guarantors party hereto and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

2. Agreement to Assume Obligations.

(a) The Successor Issuer hereby agrees to unconditionally assume the Issuer’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in the Indenture and to be bound by all provisions of the Indenture and the Notes applicable to the Issuer and to perform all of the obligations and agreements of the Issuer under the Indenture and the Notes and may exercise every right and power of the Issuer.

(b) The Successor Issuer hereby agrees to unconditionally assume the Issuer’s Obligations under the Escrow Agreement and to be bound by all provisions of the Escrow Agreement applicable to the Issuer and to perform all of the obligations and agreements of the Issuer under the Escrow Agreement and may exercise every right and power of the Issuer.

3. Release of Obligations.

(a) FinanceCo is hereby automatically released from any obligations as Issuer under Indenture and the Notes; provided, however, that unless FinanceCo is liquidated, dissolved, transfers all of its assets to the Successor Issuer or any Guarantor or is otherwise wound up on the date hereof, FinanceCo shall, by an indenture supplemental to the Indenture, substantially in the form of Exhibit C to the Indenture, become a Guarantor of the Notes.

(b) FinanceCo is hereby automatically released from any obligations as Issuer under Escrow Agreement.

4. Guarantor.  Each of the Guarantors party hereto agree to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.

5. Notices.  All notices or other communications to the Successor Issuer shall be given as provided in Section 12.02 of the Indenture.

6. Governing Law.  THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7. Trustee Makes No Representation.  The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee.  Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuer, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Issuer, the Successor Issuer and the each Guarantor, in each case, by action or otherwise, (iii) the due execution hereof by the Issuer, the Successor Issuer and the Guarantors or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

8. Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Supplemental Indenture.  Notwithstanding the foregoing, the exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this

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Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.

9. Effect of Headings.  The headings of Section of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

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IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

LG FINANCECO CORP., as Issuer

By:	/s/ Wayne Levin
Name: Wayne Levin
Title: President and Secretary

LIONS GATE ENTERTAINMENT CORP., as Successor Issuer

By:	/s/ Wayne Levin
Name: Wayne Levin
Title: General Counsel and Chief Strategic Officer

[Signature Page to First Supplemental Indenture]

100 Plus Productions, Inc.
Alibi Productions, LLC
Alternate Universe, LLC
American Lion Productions, Inc.
Amnesia Productions, LLC (f/k/a Exterior Productions, LLC)
Artisan Entertainment Inc.
Artisan Home Entertainment Inc.
Artisan Pictures LLC
Atom Productions, Inc.
Awaken Productions Corp.
Awaken Productions, Inc.
Blair Witch Films, LLC
Blue Mountain State Productions Corp.
Boss Kane Productions, Inc.
Bottled Vines Productions Inc. (f/k/a Phat Vines Productions Inc.)
Caller Productions, Inc.
Casual Productions, Inc.
CATX Certain Slant 12 Productions, Inc.
CATX Exorcism 12 Productions, Inc.
CATX Reawakening 12 Productions, Inc.
CATX Ricky 12 Productions, Inc.
CATX Time After Time 12 Productions, Inc.
CATX Two Eyes 12 Productions, Inc.
CATX Wee 12 Productions, Inc.
CBLG Productions, LLC
Chains Productions, Inc.
Condemned Productions, Inc.
Cooper Productions Louisiana, LLC
Covered Moon Productions, LLC
Crash Television Productions, Inc.
Crushed Productions, Inc.
Dancing Productions, Inc.
Davyco Productions, LLC
DD1 Productions Canada Inc.
DD1 Productions, LLC
DD2 Acquisition Corp.
Dead Zone Production Corp.
Debmar/Mercury, LLC

[Signature Page to First Supplemental Indenture]

Debmar/Mercury (WW) Productions LLC
Debmar Studios, Inc.
Delish Projects, LLC
Delish Television Development, LLC
DHW Productions, LLC
Diable Productions, Inc.
DJM Services, Inc.
Donor Productions, Inc.
Drawback Productions, LLC
Driving All the Way Productions, LLC
Elah Productions, LLC
Film Holdings Co.
Find Series Productions, LLC
Friends Financing, Inc.
Full Moon Productions, LLC
GC Films, Inc.
Get Some Productions, LLC
GOE Productions, LLC
Go For Broke Productions, Inc. (f/k/a Cuckoo Productions, Inc.)
Good Evel Productions, Inc.
Graves Productions, Inc.
Grindstone Entertainment Group, LLC
Guilt Productions, Inc.
HGMJ Productions Canada Inc./Les Productions HGMJ Canada Inc.
Highchair Productions, Inc.
Higher Post LLC
Houdini Productions, Inc.
House Row Productions, LLC
HSKL Productions Canada Inc. (f/k/a Pyramania Productions Canada, Inc.)
HSKL Productions, Inc.
Invisible Casting Inc.
Jardinero Productions, LLC
Jessabelle Productions, Inc.
Just Rewards Productions, Inc.
Johnson Goode, LLC
JV1 Delish, LLC
Kill Pit Productions Inc.
Knowing Domestic Rights, LLC
Knowing Productions, LLC
Landscape Entertainment Corp.

[Signature Page to First Supplemental Indenture]

LG Capital Corporation
LG Horror Channel Holdings, LLC
LG JV Servicing Company, LLC
LG Leopard GP Canada Inc.
LG-Max LLC
LGAC 1, LLC
LGAC 3, LLC
LGAC International LLC
Lions Gate Digital Projects, Inc.
Lions Gate Entertainment Inc.
Lions Gate Exhibition, Inc.
Lions Gate Films Inc.
Lions Gate Films Holdings Company #1, Inc.
Lions Gate Films Holdings Company #2, Inc.
Lions Gate India Inc.
Lions Gate International Sales, LLC
Lions Gate Mandate Financing Vehicle Inc.
Lions Gate Music Corp.
Lions Gate Music, Inc.
Lions Gate Music Publishing LLC
Lions Gate Online Shop Inc.
Lions Gate Pennsylvania, Inc.
Lions Gate Records, Inc.
Lions Gate Releasing LLC
Lions Gate Spirit Holdings, LLC
Lions Gate Television Development LLC
Lions Gate Television Inc.
Lions Gate Television International- Latin America, Inc.
Lions Gate X Productions, LLC
Lions Gate X Productions Corp.
Lionsgate LBE, Inc.
Love Lessons Productions, Inc.
Lucky 7 Productions Corp.
LWH Productions, LLC
Mandate Films, LLC
Mandate Pictures, LLC
Manifest Entertainment, LLC
MK Animated, LLC
MOAL, LLC
Mort Productions US, Inc.
Mother Productions Corp.

[Signature Page to First Supplemental Indenture]

MQP, LLC
NGC Films, Inc.
Niche Productions, LLC
NR Productions, Inc.
Nurse Productions Inc.
NYSM2 Productions, LLC
Old Hickory Productions, Inc.
Orion Arm Holding Co., LLC
P2 Productions U.S., LLC
Peeples Productions, Inc.
PGH Productions, Inc.
Power Mongering Despot, Inc.
Preach Productions, Inc.
Presidential Productions, Inc.
Production Management Inc.
Profiler Productions, Inc.
Psycho Productions Services Corp.
PWG Productions, Inc.
PX1 Productions Corp.
PX1 Productions, Inc.
R & B Productions, Inc.
Rabbit Productions, Inc.
Red 2 US Productions, LLC
RG Productions, Inc.
RHO Productions, LLC
Royals Productions, Inc.
RRR Productions, LLC
Saint Productions, Inc.
Screening Room, Inc.
SDI Productions, Inc.
See Me Louisiana, L.L.C.
SELP, LLC
Silent Development Corp.
South Shore Productions, Inc.
Spoken Productions, Inc. (f/k/a CATX Tape4 12 Productions, Inc.)
Stanton Productions, LLC
Step Up 5 Productions Canada, Inc.
SU4, LLC
SU5 Productions, Inc. (f/k/a CATX Addicted 12 Productions, Inc.)
Summit Distribution, LLC
Summit Entertainment Development Services
Summit Entertainment, LLC
Summit Guaranty Services, LLC

[Signature Page to First Supplemental Indenture]

Summit International Distribution, Inc.
Summit Productions, LLC
Summit Signature, LLC
TCT Productions, Inc.
Term Productions, Inc.
Terrestrial Productions Corp.
Tiny Horse Productions, Inc.
TSBD Louisiana, L.L.C.
TSBD Productions, LLC
TWA Productions, Inc.
Twilight Domestic Rights, LLC
Twilight Productions, LLC
United Fandom, LLC
UNZ Productions, Inc.
U.R.O.K. Productions, Inc.
Verdict Productions, Inc.
Verona Productions, LLC
Vestron Inc.
Wallflower, LLC
White Famous Productions, Inc.
Wikal Productions, LLC
Wilde Kingdom Productions Corp.
Women in Comedy Documentary, LLC

By:	/s/ Wayne Levin
	Name:	Wayne Levin
	Title:	Authorized Person

[Signature Page to First Supplemental Indenture]

Starz Acquisition LLC
Starz, LLC
Aries Pictures LLC
Namor Productions, LLC
Starz Investments, LLC (fka SEG Investments, LLC)
Starz Entertainment, LLC
Starz Nu Documentary Productions, LLC
Starz Ballet Productions, LLC
Starz Pirates Productions, LLC
Starz Power Productions, LLC
Starz Remorse Productions, LLC
Starz Evil Productions, LLC
Starz Finance Corp.
Starz Independent, LLC
Starz Media Group, LLC
Starz Media, LLC
Anchor Bay Entertainment, LLC
Overture Films, LLC

By:	/s/ Timothy A. Sweeney
	Name:	Timothy A. Sweeney
	Title:	Authorized Person

[Signature Page to First Supplemental Indenture]

Iniquity Productions Limited

By:	/s/ Zygmunt Jan Kamasa
	Name:	Zygmunt Jan Kamasa
	Title:	Director

Lions Gate China (UK) Limited

By:	/s/ Zygmunt Jan Kamasa
	Name:	Zygmunt Jan Kamasa
	Title:	Director

Lions Gate International Media Limited

By:	/s/ Zygmunt Jan Kamasa
	Name:	Zygmunt Jan Kamasa
	Title:	Director

Lions Gate International (UK) Limited

By:	/s/ Zygmunt Jan Kamasa
	Name:	Zygmunt Jan Kamasa
	Title:	Director

Lions Gate Pictures International (UK) Limited

By:	/s/ Zygmunt Jan Kamasa
	Name:	Zygmunt Jan Kamasa
	Title:	Director

[Signature Page to First Supplemental Indenture]

NYSM2 Productions Limited

By:	/s/ Zygmunt Jan Kamasa
Name: Zygmunt Jan Kamasa
Title: Director

RHO Productions Limited

By:	/s/ Zygmunt Jan Kamasa
Name: Zygmunt Jan Kamasa
Title: Director

[Signature Page to First Supplemental Indenture]

ENTERTAINMENT CAPITAL HOLDINGS S.À R.L.
société à responsabilité limitée
13-15, avenue de la Liberté
L-1931 Luxembourg
RCS number B 180844

By:	/s/ Ludovic Trogliero
	Name:	Ludovic Trogliero
	Title:	Manager B and Authorized Signatory

ENTERTAINMENT CAPITAL HOLDINGS II S.À R.L.
société à responsabilité limitée
13-15, avenue de la Liberté
L-1931 Luxembourg
RCS number B 195833

By:	/s/ Ludovic Trogliero
Name: Ludovic Trogliero
Title: Manager B and Authorized Signatory

LIONS GATE INTERNATIONAL MOTION PICTURES S.À R.L.
société à responsabilité limitée
13-15, avenue de la Liberté
L-1931 Luxembourg
RCS number B 185480

By:	/s/ Ludovic Trogliero
Name: Ludovic Trogliero
Title: Manager B and Authorized Signatory

[Signature Page to First Supplemental Indenture]

LIONS GATE INTERNATIONAL HOLDINGS S.À R.L.,
société à responsabilité limitée
13-15, avenue de la Liberté
L-1931 Luxembourg
RCS number B 193597

By:	/s/ Ludovic Trogliero
Name: Ludovic Trogliero
Title: Manager B and Authorized Signatory

LIONS GATE INTERNATIONAL SLATE INVESTMENT S.A.,
société anonyme
13-15, avenue de la Liberté
L-1931 Luxembourg
RCS number B 193789

By:	/s/ Ludovic Trogliero
Name: Ludovic Trogliero
Title: Manager B and Authorized Signatory

[Signature Page to First Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By: Deutsche Bank National Trust Company

By:	/s/ Jeffrey Schoenfeld
Name: Jeffrey Schoenfeld
Title: Vice President

By:	/s/ Debra A. Schwalb
Name: Debra A. Schwalb
Title: Vice President

[Signature Page to First Supplemental Indenture]